Exhibit 4.3

THE SECURITIES REPRESENTED BY THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

Void after 5:00 P.M., New York Time, on _______________

        Warrant to Purchase
        _________ Shares of
        Common Stock

                          COMMON STOCK PURCHASE WARRANT

                  This Is to Certify That, FOR VALUE RECEIVED,

                           ---------------------------

is entitled to purchase, subject to the provisions of this Warrant, from EDG CAPITAL, INC. (the "Company"), a New York corporation, at any time on or after _________________ (the "effective date"), and not later than 5:00 P.M., New
York time on ___________________, ______________________________________________
(______) shares of Common Stock of the Company at a price per share of $_____; provided, however, that the number of shares of Common Stock to be received, and the price to be paid for a share of Common Stock, upon the exercise of this Warrant shall be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of this Warrant in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". The above named registered owner of this Warrant and its permitted transferees and/or assignees are hereinafter referred to as, collectively, the "Holder".

            (a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time or from time to time on or after the effective date, but not later than 5: 00 P.M., New York time, on September 25, 2005, or if such expiration date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Warrant Stock specified in such form, together with all federal and state taxes applicable upon such exercise.

            If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the

Holder to purchase the balance of the Warrant Stock purchasable hereunder. At the close of business on the day of receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise and accompanied by payment as aforesaid for the Warrant Stock to be acquired, the Holder shall be deemed to be the holder of record of the number of fully paid and non-assessable shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to the Holder.

            (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

            (c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall round such fraction up and issue one whole share in respect thereof.

            (d) Exchange, Assignment or Loss of Warrant. At the option of the Holder, this Warrant is exchangeable, without any expense to Holder, upon presentation and surrender hereof with the Assignment Form annexed hereto duly completed and executed to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same amount of Warrant Stock purchasable hereunder. Holder may assign this Warrant, subject to Section (m) hereof, by presentation and surrender hereof as aforesaid with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification reasonably satisfactory in form and substance to its counsel, and upon surrender and cancellation of this Warrant, if mutilated, the Company will, without charge, execute and deliver a new Warrant of like tenor and date, without any expense to Holder. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated, shall be at any time enforceable by anyone.

            (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the

Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

            (f) Anti-Dilution Provisions.

                  (1) Adjustment of Exercise Price. If the Company should at any time hereafter and on or before March 25, 2002 (the "Special Adjustment Period") issue or sell any shares of Common Stock (other than all options excluded from the provisions of Section (f) (1) (A) below and the Common Stock underlying such options) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale the Exercise Price shall be adjusted to equal zero or such lower per share consideration, respectively. For purposes of this Section (f) (1) , the following provisions (A) to (D) shall also apply:

                  (A) Options. Whenever during the Special Adjustment Period the
            Company shall in any manner grant any right to subscribe for or to purchase, or grant any option for the purchase of, Common Stock (other than options to purchase Common Stock that may be granted under the Company's 2000 Stock Option Plan having an exercise price equal to the fair market value of the Common Stock on the date of grant) or any stock other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and the minimum price per share for which Common Stock is issuable pursuant to such rights or option or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable pursuant to such rights or options or upon the conversion or exchange of the total maximum amount of such Convertible Securities issuable pursuant to such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options, then (a) the shares of Common Stock issuable pursuant to such rights or options or upon conversion or exchange of such Convertible Securities shall, as of the date of granting of such rights or options, be deemed to be outstanding and to have been issued for said price per share as so determined and (b) the Exercise Price shall be adjusted to equal such lower price for the issue or purchase of a share of Common Stock, provided, however, that no further adjustment of the Exercise Price shall be made upon the actual issue of Common Stock so deemed to have been issued; and, further provided, that if any such issue or sale of such Convertible Securities is made upon exercise of any right to subscribe or to purchase or any option to purchase any such Convertible Securities for which an adjustment of the Exercise Price has been or is to be made pursuant to other provisions of Section (f)(1), then no further adjustment of the Exercise Price shall be made by reason of such issue or sale; and further provided, that if the total amount to be received by the Company as consideration upon conversion or exchange of a Convertible Security increases after the issuance thereof, the Exercise Price shall be adjusted to the price which would have prevailed if such amount to be received had been the "minimum aggregate amount of additional consideration" set forth above; and further provided, that, upon the expiration, without exercise, of any of such rights (including rights to convert or exchange) or options the Exercise Price shall forthwith be adjusted to the price which would have prevailed had no such adjustment been made on the basis of this subparagraph with respect to such expired rights.

                  (B) Determination of Issue Price. If Securities or any rights or options to purchase any such stock or securities shall be issued for cash, then the gross offering price therefor, without deducting therefrom any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Company therefor. If any shares of Common Stock or Convertible Securities or any rights or options to purchase any such stock or securities shall be issued for a consideration part or all of which shall be other than cash, then, for the purpose of this Section (f)
            (1), the Board of Directors of the Company in good faith shall determine the fair value of such consideration, irrespective of accounting treatment, and such Common Stock, Convertible Securities, rights or options shall be deemed to have been issued for an amount of cash equal the value so determined by the Board of Directors. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Stock. If any share of Common Stock or any Convertible Securities or any rights or options to purchase any such Stock or Securities or, other securities shall be issued together with other stock or securities or other assets of the Company for a consideration which includes both, the Board of Directors of the Company in good faith shall determine what part of the consideration so received is to be deemed to be consideration for the issue of such shares of such Common Stock, Convertible Securities, rights or options.

                  (C) Determination of Date of Issue. If the Company shall take a record of the holders of any Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (D) Treasury Shares. For the purpose of this Section (f) (1), shares of Common Stock at any relevant time owned or held by, or for the account of, the Company shall not be deemed outstanding.

                  (2) Stock Dividends, Subdivisions and Combinations. If the Company shall at any time issue Common Stock or Convertible Securities by way of dividend or other distribution on any stock of the Company, or subdivide or combine the outstanding shares of Common Stock then the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

                  (3) Number of Shares Adjusted. Upon any adjustment of the Exercise Price pursuant to Section (f) (1) or (f) (2), the holder of this Warrant shall thereafter (until the making of another such adjustment) be entitled to purchase, at the new Exercise Price, the amount of Warrant Stock, calculated to the nearest full share, obtained by multiplying the number of shares of Warrant Stock issuable upon exercise of this Warrant immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the new Exercise Price.

                  (4) No Adjustment for Small Amounts. Anything in this Section
(f) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least $.01 but when the cumulative net effect adjustment so determined shall be to change the actual Exercise Price by at least $.01, such change in the Exercise Price shall thereupon be given effect.

                  (5) Common Stock Defined. Whenever reference is made in this Section (f) to the issue or sale of shares of Common Stock, the term, Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of Section (i) hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

            (g) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustments. Each officer's certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, forthwith after each such adjustment, mail a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

            (h) Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock to the holders thereof as a group in proportion to their respective shareholdings, or (ii) if the Company shall offer to the holders of Common Stock, as a group in proportion to their respective shareholdings, for subscription or purchase by them any shares of stock of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other similar change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant), sale, lease or transfer of all or substantially, all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or Y such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

            (i) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value or to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into an other corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other similar change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant), or in case of any sale or conveyance to any other corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder, shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of securities and other property receivable upon such reclassification, capital reorganization or other similar change, consolidation, merger, sale or conveyance as if the Holder had exercised this Warrant prior to such transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided, for in this Warrant.

The foregoing provisions of this Section similarly apply to successive reclassifications, capital reorganizations and similar changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

            (j) Spin-offs. In the event the Company spins-off a subsidiary by distributing to the shareholders of the Company, as a dividend or otherwise, the stock of the subsidiary, the Company shall reserve, for the life of the Warrant, shares of the subsidiary to be delivered to the Holder upon exercise of the Warrant to the same extent as if Holder was the owner of record of the Warrant Stock on the record date for payment of. the shares of the subsidiary.

            (k) "Piggyback" Registration Rights.

            (1) Definitions. As used in this Section (k), the following terms shall have the following meanings:

                  (a) The term "Holder" shall mean any person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder.

                  (b) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document (except a Registration Statement filed for a purpose which would render inappropriate the covenants of the Company contained in this Section W such as a Registration Statement on Form S-4, S-8 or any other inappropriate form), in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or order of effectiveness of such registration statement or document.

                  (c) The term "Registrable Securities" shall mean the Warrant Stock; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the Securities and Exchange Commission ("SEC"), (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act wherein all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and (C) are held by a Holder or a permitted transferee of a Holder pursuant to Section (k)(10) below.

            (2) Registration under the Securities Act.

                  (a) In the event that at any time before the expiration of this Warrant the Company intends to register securities which relate to a current offering of securities of the Company, the Company shall give written notice (the "Company Notice") of such intention to the Holder, and upon receipt within 30 days after the giving of the Company Notice of the written request of the Holder, the Company shall include in such registration the Registrable Securities of the Holder so as to permit the public sale thereof by the Holder in compliance with the Securities Act. Neither the delivery of a Company Notice nor of a registration request by any Holder shall in any way obligate the Company to file such Registration Statement. Notwithstanding the filing of the Registration Statement the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which it relates and withdraw or abandon the Registration Statement, without liability to the Holder except that the Company shall pay such expenses as are to be paid by it under Section
(k) (5).

            (b) In no event shall the Company be obligated to file more than one registration statement for the subject Registrable Securities on account of the registration rights granted to the Holder thereof.

            (c) In no event shall the Company be obligated to include the subject Registrable Securities in more than one registration statement on account of the registration rights' granted to the Holders thereof.

            (3) Obligations of the Company. Whenever required under this Section W to include Registrable Securities in a registration statement, the Company shall, as expeditiously as reasonably possible:

                  (a) Use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for a period of up to 180 days and, during the period that such registration statement is required to be maintained hereunder, file such post effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder or otherwise to ensure that the prospectus included therein does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that any such 180 day period shall be extended for a period of time equal to the period that the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10 (a) (3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended(the "Exchange Act"), in the registration statement.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its reasonable best efforts to register and qualify the Registrable Securities covered by such registration statement under such state securities laws of such jurisdictions as shall be reasonably requested by the Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction.

                  (e) At any time when a prospectus relating to Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, notify each Holder (i) when the registration statement or any post-effective amendment and supplement thereto has become effective,
(ii) of the issuance by the SEC of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make every effort to obtain the withdrawal of any order suspending effectiveness of the registration statement at the earliest possible time or prevent the entry thereof), (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and
(iv) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (f) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted.

                  (g) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

            (4) Holder's Obligation to Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section (k) with respect to the Registrable Securities of the Holder that Holder shall furnish to the Company such information `regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of Holder's Registrable.

            (5) Expenses of Company Registration. The Company shall bear And pay all expenses incurred in connection with any registration of Registrable Securities pursuant to Section (k)(2) above for Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities; provided, however, that the Company shall not bear the cost of any professional fees or costs of accounting, financial or legal advisors to the Holder. Notwithstanding the foregoing, Holder shall pay all registration expenses that Holder is required to pay under applicable law.

            (6) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section (k) (2) to include any of the Holder's Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the registration statement is filed in connection with an underwritten registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, the Company will include in such registration statement
(i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration statement and such other securities requested to be included in such registration statement by security holders having contractual registration rights that exist on the date hereof, ("Other Holders"), pro rata among the Holders of such Registrable Securities and the Other Holders on the basis of the number of shares of Registrable Securities of such Holders and securities of the Other Holders requested to be included in such registration statement, and (iii) third, other securities requested to be included in such registration statement. If the registration statement is filed in connection with an underwritten secondary registration on behalf of Other Holders, and the managing underwriters advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration statement exceeds the number that can be sold in such offering, the Company will include in such registration statement (i) first, the securities of such :Other Holders requesting such registration pursuant to demand or mandatory registration rights, pro rata among such other Holders, (ii) second, Registrable Securities requested to be included in such registration statement and such other securities requested to be included in such registration statement by security holders (other than the Other Holders on whose behalf such registration statement is being filed) who have contractual rights that exist on the date hereof ("Additional Holders"), pro rata among the Holders of such Registrable Securities and the Additional Holders on the basis of the number of shares of Registrable Securities of such Holders and securities of the Additional Holders requested to be included in such registration statement, and (iii) third, other securities requested to be included in Such registration statement. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder who is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

            (7) Delay of Registration. Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of these Registration Rights.

            (8) Indemnification. In the event that any Registrable Securities are included in a registration statement under this Section (k):

            (a) To the extent permitted by law, the Company will indemnify and hold harmless Holder, any underwriter (as defined in the Securities Act) for Holder and each person, if any, who controls Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay on behalf of each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section (k)(8) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

            (b) To the extent permitted by law, Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other person selling securities in such registration statement and any controlling person of any such underwriter or other person, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in


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

reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration; and Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section (8) (b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section (8)
(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section (8) (b) exceed the gross proceeds from the offering received by Holder.

                  (c) Promptly after receipt by an indemnified party under this Section (8) of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section (8), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by, the indemnified party shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section (8), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section (8).

            (d) If the indemnification provided for in this Section (8) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            (e) To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the forgoing provisions shall control.

            (f) The obligations of the Company and Holder under this Section (8) shall survive the completion of any offering of Registrable Securities in a registration statement under these Rights, and otherwise.

            (9) Permitted Transferees. The rights to cause the Company to register Registrable Securities granted to the Holder by the Company under this Agreement may be assigned in full by Holder in connection with a transfer by Holder of its Registrable Securities if: (a) Holder gives prior written notice to the Company; (b) transferee agrees in a writing addressed to the Company to comply with the terms and provisions of this Agreement; (c) such transfer is otherwise in compliance with this Agreement and (d) such transfer is otherwise effected in accordance with applicable securities laws. Except as specifically permitted by this Section (10), the rights of Holder with respect to Registrable Securities as set out herein shall not be transferable to any other person, and any attempted transfer shall cause all rights of Holder therein to be forfeited.

            (10) Termination of Registration Rights. The right of Holder to request the inclusion of its Registrable Securities in any registration pursuant to Section (k)(2) shall terminate if all Registrable Securities held by Holder may immediately be sold under Rule 144.

            (m) Transfer to Comply with the Securities Act.

            (1) This warrant, or any new warrant issued pursuant to Section (d) hereof, or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant, may not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the security to be transferred may be sold pursuant to an exemption from registration under the Securities Act, and applicable state law, the availability of which is established to the reasonable satisfaction of the Company and its counsel, and then only against receipt of an agreement of such transferee to comply with the provisions of this Section (m) with respect to any resale or other disposition of such securities, or (ii) a registration statement relating to the security to be transferred has been filed by the Company and declared effective by the SEC and compliance with applicable state law.

            (2) The Company may cause a customary legend for securities not registered under the Securities Act to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (k) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary.

            (n) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given either (i) by delivery in person, in which case any such notice shall be deemed to have been duly given upon receipt, or (ii) by certified mail, (postage paid and return receipt requested),in which case said notice will be deemed to have been duly given three (3) days after such mailing, to the respective parties as follows:

               If to the Company, at:

                      700 Stewart Avenue
                      Garden City, NY 11530
                      Attention: Chief Executive Officer

               If to the Holder, at

                      _______________________
                      _______________________
                      Attention: ____________

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of a change of address shall only be effective upon receipt.

            (o) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws.

            (p) No Prior Agreements. This Warrant (i) contains the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and (ii) is not intended to confer upon any other person any rights or remedies hereunder.

            (q) Effect of Headings. The section headings herein are for convenience only and shall not affect the meaning or construction of this Agreement.

                                            EDG CAPITAL, INC.


                                            By:_________________________________
                                               Jack Schwartzberg, President

                                  PURCHASE FORM

                                                   Dated ________________, 20___

      The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______ shares of Common Stock of EDG CAPITAL, INC. and hereby makes payment of $________ in payment of the actual exercise price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name____________________________________________________________________________
                  (please typewrite or print in block letters)

Address_________________________________________________________________________

Signature_______________________________________________________________________

Social Security or Employer I.D. No.____________________________________________

                                 ASSIGNMENT FORM

            FOR VALUE RECEIVED, ________________________________________________

hereby sells, assigns and transfers unto

Name____________________________________________________________________________
                  (please typewrite or print in block letters)

Address_________________________________________________________________________

the right to purchase Common Stock, represented by this Warrant to the extent of ____ shares as to which right is exercisable, and does hereby irrevocably constitute and appoint attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

                                            Signature___________________________

Dated:__________________, 20___


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